Exhibit 99.1

                  Contacts:      Bill Chardavoyne
                                 Chief Financial Officer
                                 (310) 255-2229
                                 bchardavoyne@activision.com

                                 Kristin Mulvihill Southey
                                 Vice President, Investor Relations
                                 (310) 255-2635
                                 ksouthey@activision.com


                                 Maryanne Lataif
                                 Vice President, Corporate Communications
                                 (310) 255-2704
                                 mlataif@activision.com

FOR IMMEDIATE RELEASE

                 ACTIVISION ANNOUNCES FIRST QUARTER 2006 RESULTS

                        - Q1 Net Revenues Increase 14% -
            - To Date Three Games Ship More Than One Million Units -
              -Company Increases Financial Outlook For Fiscal 2006-

     Santa Monica, CA -- July 28, 2005 -- Activision, Inc. (Nasdaq: ATVI) today announced financial results for the first fiscal quarter ended June 30, 2005.

     Net revenues were a record $241.1 million as compared to net revenues of $211.3 million reported for the first quarter last fiscal year. Net loss for the first fiscal quarter was $3.6 million, as compared with net income of $12.0 million for the previous first quarter. Loss per share was $0.02, as compared with $0.06 earnings per diluted share reported for the same period last year.

     Robert A. Kotick, Chairman and CEO of Activision, stated, "Fiscal 2006 is off to a strong start. To date DOOM 3(TM), Madagascar(TM) and Fantastic 4(TM) each have shipped in excess of one million units. During the quarter, we continued to strengthen our business. With $786 million in cash and short-term investments, one of the industry's strongest balance sheets and a strong product development slate, we have entered fiscal year 2006 with numerous competitive advantages."

                                     (more)

     Kotick continued, "We remain focused on our big propositions and intend to continue leveraging our increasing portfolio of franchises. Our production strategy centers around developing games based on proven, predictable brands. This strategy should enable us to grow our revenues, earnings and operating margin as we have over the past five years."

Business Highlights

     Activision's results were driven by strong global consumer response to its new products across all platforms. During the quarter, the company released DOOM 3 for the Xbox(R) video game system, DOOM 3: Resurrection of Evil(TM) for the PC, Madagascar for the PlayStation(R) 2 computer entertainment system, Xbox video game system, Nintendo(R) GameCube(TM), PC, Nintendo Game Boy(R) Advance(TM) and Nintendo DS and Fantastic 4 for the PlayStation 2 computer entertainment system, Xbox video game system, Nintendo GameCube, PC and Nintendo Game Boy Advance. Additionally, Activision shipped LucasArts' Star Wars(R):
Episode III Revenge of the Sith(TM) for the PlayStation 2 computer entertainment system and Xbox video game system in Europe.

     Other highlights include:

     o According to NPD Funworld, DOOM(R) Collector's Edition was the #1 best-selling video game in the U.S. on the Xbox platform for the month of April. Additionally, Madagascar was the #1 best-selling children's title and the #2 selling game across all platforms for the month of June.

     o On May 3, 2005, Activision announced that it acquired game developer Toys For Bob. Activision has worked with Toys For Bob since 2002, most recently on Madagascar, which is based on DreamWorks Animation's feature film.

     o On May 25, Activision announced that it acquired game developer Beenox, Inc. The acquisition further bolsters Activision's internal development capabilities by providing it with a foothold in the Canadian province of Quebec, one of the fastest growing development talent pools in North America.

     o On June 9, Activision announced a strategic alliance with Harrah's Entertainment, Inc. to develop and publish video games based on the popular World Series of Poker Tournament.

                                     (more)

     o On June 16, Activision named Michael Griffith as President and Chief Executive Officer of Activision Publishing, Inc. In his new role, Griffith will assume responsibility for Activision Publishing's operational management including its studio, publishing and corporate activities. A 24-year veteran of Procter & Gamble, Griffith, brings an exceptionally well-balanced blend of management leadership and sales and marketing experience to Activision Publishing.

     o Activision previously reported that on July 11, 2003, the Securities and Exchange Commission commenced a non-public investigation entitled "In the Matter of Certain Video Game Manufacturers and Distributors". Activision recently was advised by the staff of the Securities and Exchange Commission that Activision is no longer a subject of this investigation and the matter is closed with regard to Activision.

     Looking ahead to the second quarter, Activision's slate will be driven by the U.S. launches of Ultimate Spider-Man(TM) for the PlayStation 2 computer entertainment system, Xbox video game system, Nintendo GameCube, PC, Nintendo Game Boy Advance and Nintendo DS and X-Men Legends II: Rise of Apocalypse(TM) for the PlayStation 2 computer entertainment system, Xbox video game system, Nintendo GameCube and PC; and the worldwide launch of World Series of Poker(R) for the PlayStation 2 computer entertainment system, Xbox video game system, Nintendo GameCube and PSP. Additionally, the company will release Spider-Man 2(TM) the game and Tony Hawk's Underground 2 Remix in Europe timed to the launch of the PSP.

Company Outlook

     Activision increased its financial outlook for fiscal 2006 to $1.47 billion in net revenues and earnings per diluted share of $0.69. For the second quarter of the fiscal year 2006, the company expects net revenues of $200 million and a loss per share of $0.10. For the third quarter, it expects net revenues of $790 million and earnings per diluted share of $0.69. For the fourth quarter, Activision expects net revenues of $240 million and earnings per diluted share of $0.09.

                                     (more)

Conference Call

     Today at 4:30 p.m. EDT, Activision's management will host a conference call and Webcast to discuss its fiscal 2006 first quarter results and outlook for the remainder of fiscal 2006. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.activision.com to listen to the conference call via a live Webcast or to listen to the call live by dialing into (719) 955-1564 in the U.S.

About Activision

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.4 billion for the fiscal year ended March 31, 2005.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Spain, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.


Note: The statements made in this press release that are not historical facts are "forward-looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities. These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)


                                      Quarter ended June 30,
                                        2005        2004

                                    ----------  ------------

Net revenues                         $241,093    $211,276
Costs and expenses:
 Cost of sales
    - product costs                   136,754      89,088
 Cost of sales
    - software royalties
     and amortization                  14,576      12,283
 Cost of sales
    - intellectual
     property licenses                 20,940      17,648
 Product development                   17,802      21,105
 Sales and marketing                   46,318      41,734
 General and administrative            18,151      13,685
                                     --------    --------

  Total operating expenses            254,541     195,543

Operating income (loss)               (13,448)     15,733
Investment income, net                  7,348       2,112

Income (loss) before
 provision (benefit) for
 income taxes                          (6,100)     17,845
Provision (benefit)
 for income taxes                      (2,515)      5,888
                                     --------    --------

Net income (loss)                    $ (3,585)   $ 11,957
                                     ========    ========

Basic earnings (loss)
 per share                           $  (0.02)   $   0.07
Weighted average
 common shares outstanding            201,856     183,686

Diluted earnings (loss)
 per share                           $  (0.02)   $   0.06
Weighted average
 common shares
 outstanding assuming
 dilution                              201,856    204,539


Share and earnings per share data have been restated to reflect our four-for-three stock split for shareholders of record as of March 7, 2005, paid March 22, 2005.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                           June 30,      March 31,
                                             2005           2005
                                        -------------   -------------
ASSETS
 Current assets:
   Cash, cash equivalents and
     short-term investments             $  785,899      $  840,864
   Accounts receivable, net                 94,804         109,144
   Inventories                              45,136          48,018
   Software development                     97,825          73,096
   Intellectual property licenses           14,336          21,572
   Deferred income taxes                     8,568           6,760
   Other current assets                     23,237          23,010
                                        ----------      ----------
     Total current assets                1,069,805       1,122,464
                                        ==========      ==========

   Software development                      9,764          18,518
   Intellectual property licenses           20,605          14,154
   Property and equipment, net              31,911          30,490
   Deferred income taxes                    35,536          28,041
   Other assets                              1,299           1,635
   Goodwill                                 98,527          91,661
                                        ----------      ----------
     Total assets                       $1,267,447      $1,306,963
                                        ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Accounts payable                     $   65,447      $  108,984
   Accrued expenses                         88,558          98,067
                                        ----------      ----------
     Total current liabilities             154,005         207,051
                                        ----------      ----------
   Other liabilities                            93               -
                                        ----------      ----------
     Total liabilities                     154,098         207,051
                                        ==========      ==========

 Shareholders' equity:
   Common stock                                  -               -
   Additional paid-in capital              764,560         741,680
   Retained earnings                       343,029         346,614
   Treasury stock                                -               -
   Accumulated other
    comprehensive income                     7,743          11,618
   Unearned compensation                    (1,983)              -
                                        ----------      ----------
     Total shareholders' equity          1,113,349       1,099,912
                                        ----------      ----------
     Total liabilities and
       shareholders' equity             $1,267,447      $1,306,963
                                        ==========      ==========

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter Ended June 30, 2005 and 2004
(Amounts in thousands)

                                                                                                              Percent
                                                                                                              Increase
                                                                    Quarter Ended                            (Decrease)
                                           June 30, 2005                            June 30, 2004
                                      Amount          % of Total                 Amount    % of Total

Geographic Revenue Mix
         United States               $112,320            47%                    $125,191       59%             -10%
         International                128,773            53%                      86,085       41%              50%
                                     --------           ----                    --------      ----            -----
         Total net revenues          $241,093           100%                    $211,276      100%              14%
                                     ========           ====                    ========      ====            =====

Activity/Platform Mix
Publishing:
         Console                     $142,362            59%                    $119,127       56%              20%
         Hand-held                     25,331            10%                      18,430        9%              37%
         PC                            25,858            11%                      24,095       12%               7%
                                     --------           ----                    --------      ----            -----
         Total publishing            $193,551            80%                    $161,652       77%              20%
                                     ========           ====                    ========      ====            =====

Distribution:
         Console                     $ 38,088            16%                    $ 39,194       18%              -3%
         Hand-held                      3,908             2%                       3,655        2%               7%
         PC                             5,546             2%                       6,775        3%             -18%
                                     --------           ----                    --------      ----            -----
         Total distribution          $ 47,542            20%                    $ 49,624       23%              -4%
                                     --------           ----                    --------      ----            -----
         Total net revenues          $241,093           100%                    $211,276      100%              14%
                                     ========           ====                    ========      ====            =====


ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter Ended June 30, 2005 and 2004




                                           Quarter Ended       Quarter Ended
                                           June 30, 2005       June 30, 2004
Publishing Net Revenues

         PC                                    14%                  15%
------------------------------------        -----------        ------------
         Console                               73%                  74%
------------------------------------        -----------        ------------
           Sony PlayStation  2                 34%                  42%
           Microsoft Xbox                      34%                  16%
           Nintendo GameCube                    5%                  15%
           Sony PlayStation                     0%                   1%

         Hand-held                             13%                  11%
------------------------------------        -----------        ------------
           Game Boy Advance                     8%                  11%
           Nintendo Dual Screen                 3%                   0%
           PlayStation Portable                 2%                   0%
------------------------------------        -----------        ------------
         Total publishing net revenues        100%                 100%
======================================      ===========        ============